Exhibit 4.1

AMENDMENT NO. 3
TO
 SHAREHOLDER RIGHTS AGREEMENT

This Amendment No. 3 to Shareholder Rights Agreement (this “Amendment No. 3”) is entered into as of May 7, 2018, between Insulet Corporation, a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent previously entered into the Shareholder Rights Agreement, dated as of November 14, 2008, as amended by Amendment No. 1 to Shareholder Rights Agreement, dated as of September 25, 2009, and Amendment No. 2 to Shareholder Rights Agreement, dated as of August 30, 2016 (as amended, the “Rights Agreement”);

WHEREAS, the Board of Directors of the Company has determined in good faith that the amendments to the Rights Agreement set forth herein are desirable and, pursuant to Section 27 of the Rights Agreement, has duly authorized and adopted such amendments to the Rights Agreement, and directed that such amendments to the Rights Agreement be made;

WHEREAS, the Company has delivered to the Rights Agent a certificate from an appropriate officer of the Company stating that this Amendment No. 3 is in compliance with the terms of the Rights Agreement, and has directed the Rights Agent to execute this Amendment No. 3 to amend the Rights Agreement as set forth herein; and

WHEREAS, for purposes of this Amendment No. 3, capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Rights Agreement, as amended by this Amendment No. 3.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

1.            Amendments.

(a)            Clause (i) of the first sentence in Section 7(a)(i) of the Rights Agreement is hereby amended by replacing “the tenth anniversary of the Record Date” with “May 7, 2018”.

(b)            The Form of Right Certificate attached to the Rights Agreement as Exhibit B thereto is hereby amended by (i) replacing the reference to “NOVEMBER 15, 2018” with “MAY 7, 2018” and (ii) replacing the reference to “November 15, 2018” with “May 7, 2018”.

2.            Final Expiration Date. Upon the occurrence of the “Final Expiration Date,” the Rights shall expire and the Rights Agreement, as amended hereby, shall be terminated and of no further force or effect whatsoever without any further action on the part of the Company or the Rights Agent.

3.            Effectiveness. The Rights Agreement, as supplemented and/or modified by this Amendment No. 3, which such Amendment No. 3 shall be deemed effective as of the date first written above, together with the other writings referred to in the Rights Agreement or delivered pursuant thereto which form a part thereof, contains the entire agreement among the parties thereto with respect to the subject matter thereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

4.            Severability. If any term, provision, covenant or restriction of this Amendment No. 3 is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment No. 3 shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

5.            Descriptive Headings. Descriptive headings of the several Sections of this Amendment No. 3 are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

6.            Governing Law. This Amendment No. 3 shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within such State, without regard to conflict-of-law principles.

7.            References. Any reference to the Rights Agreement after the date first set forth above shall be deemed to be a reference to the Rights Agreement, as amended by this Amendment No. 3.

8.            Counterparts. This Amendment No. 3 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Amendment No. 3 executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and attested, all as of the day and year first above written.

Attest:		INSULET CORPORATION

By:	/s/ David Colleran	By:	/s/ Shacey Petrovic
	Name: David Colleran		Name: Shacey Petrovic
	Title: Secretary and General Counsel		Title: President & COO

COMPUTERSHARE TRUST
Attest:		COMPANY, N.A., as Rights Agent

By:	/s/ Rachel Fisher	By:	/s/ Dennis V. Moccia
	Name: Rachel Fisher		Name: Dennis V. Moccia
	Title: Contract Negotiations Specialist		Title: Manager, Contract Administration